UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On January 28, 2015, First Federal Savings and Loan Association of Port Angeles (“First Federal”) today announced that its members have approved the plan of conversion pursuant to which First Federal will convert from the mutual to the stock form of organization.  Members also approved the contribution to the First Federal Community Foundation, which was established by First Federal in connection with the conversion.  The shares of common stock of First Northwest Bancorp, First Federal’s proposed holding company, are expected to begin trading on the NASDAQ Capital Market on Friday, January 30, 2015 under the symbol “FNWB.”

A copy of First Federal’s news release announcing the results of the special meeting is furnished as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits*

(d)Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1    News release of First Federal Savings and Loan Association of Port Angeles dated January 28, 2015.

__________________
*
The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of First Northwest Bancorp under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date: January 29, 2015	/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer